Exhibit 4.3

                        HILB, ROGAL AND HAMILTON COMPANY
                          EMPLOYEE STOCK PURCHASE PLAN


                                    ARTICLE 1
                                    ---------

                                     PURPOSE

         The Hilb, Rogal and Hamilton Company Employee Stock Purchase Plan (the "Plan") is created for the purpose of encouraging stock ownership by employees of Hilb, Rogal and Hamilton Company (the "Company") and its subsidiaries so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company.

                                    ARTICLE 2
                                    ---------

                           ADMINISTRATION OF THE PLAN

         The Plan shall be administered by the Company. The interpretation and construction of any provision of the Plan shall be made by the Company and shall be final and conclusive. The Company may adopt, from time to time, such rules and regulations as it deems appropriate for carrying out the Plan. No officer, director or employee of the Company who is charged with the administration of the Plan shall be liable for any action or determination made in good faith with respect to the Plan.

                                    ARTICLE 3
                                    ---------

                               ELIGIBLE EMPLOYEES

         All full-time employees of the Company and its subsidiaries who are eighteen years of age or older will be eligible to participate in the Plan.


                                    ARTICLE 4
                                    ---------

                             SHARES TO BE PURCHASED

         The stock subject to purchase by eligible employees under the Plan shall be shares of the common stock, without par value, of the Company (the "Shares"), which will be purchased on the open market in accordance with the Plan.

                                    ARTICLE 5
                                    ---------

                               PAYROLL DEDUCTIONS

         Eligible employees, upon entering the Plan, shall authorize payroll deductions to be made for the purchase of Shares. The deduction may be for any amount, so long as it is not less than $20.00, nor more than $1,000.00 per month, and is in even dollar amounts. The employee may authorize increases or decreases in the amount of payroll deductions. In order to effect such a change in the amount of the payroll deductions, the Company must receive notice of such change 30 days prior to the commencement of the relevant pay period. The Company will accumulate and hold for the employee's account the amounts deducted from the employee's pay. No interest shall be paid on such amounts. All employees assume the risk of fluctuations in the market price of the Shares.

                                    ARTICLE 6
                                    ---------

                              EMPLOYER CONTRIBUTION

         The Company will match a portion of the employee contribution by contributing to the Plan an amount equal to 10% of the employee's monthly payroll deduction up to a maximum contribution of $100 per employee per month. The Company matching contribution is not intended to be an entitlement or part of the regular compensation of any eligible employee. In connection with any such matching contribution, the Company shall deduct from the participating employee's regular compensation all applicable federal and state withholding and other taxes. The Company will pay (i) all brokerage commissions relating to the purchase of the Shares under the Plan and (ii) all administrative costs associated with the implementation and operation of the Plan.

                                    ARTICLE 7
                                    ---------

                       AUTHORIZATION FOR ENTERING THE PLAN

         An eligible employee may enter the Plan by completing, signing and delivering to the Company an enrollment form provided by the Company. Such authorization will take effect as of the next practicable payroll period. Unless an employee authorizes changes to his/her payroll deductions in accordance with
Article 5 or withdraws from the Plan, such deductions under the latest authorization on file with the Company shall continue from one payment period to the succeeding payment period as long as the Plan remains in effect.

                                    ARTICLE 8
                                    ---------

                               PURCHASE OF SHARES

         All Shares purchased under the Plan shall be purchased on the open market by a securities broker designated from time to time by the Company. On a monthly basis, the Company shall remit the total amount of employee payroll deductions and Company matching



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

contributions for such month to the designated broker for the purchase of Shares on behalf of participating employees. The Shares so purchased, including fractional Shares, shall be allocated to the individual accounts of employees based upon the purchase price of the Shares and the amounts contributed by or on behalf of the employee. In the event the purchase of the Shares takes place over a number of days and/or at different prices, then each employee's allocation shall be made on the basis of the average price per share of the Shares. The number of Shares held in an employee's account shall be adjusted in the event of a stock split, stock dividend, recapitalization or similar adjustment in the Company's common stock.

                                    ARTICLE 9
                                    ---------

                               ISSUANCE OF SHARES

         The Shares purchased under the Plan shall be registered in the name of the broker or its nominee. Participating employees shall receive monthly statements from the broker which will evidence all activity in the accounts that have been established on their behalf. In the event a participating employee wishes to hold certificates in the employee's own name, the employee must instruct the broker to transfer the Shares in the employee's account to the employee and bear the costs associated with the issuance of such certificates. Certificates for fractional Shares will not be issued. An employee shall have all of the rights of a shareholder of the Company with respect to the Shares held in the employee's account.

                                   ARTICLE 10
                                   ----------

                         AUTOMATIC DIVIDEND REINVESTMENT

         Any cash dividends paid by the Company with respect to Shares purchased under the Plan by participating employees and held by the broker shall be automatically reinvested in Shares of the Company on or before the date of the next monthly purchase of Shares under the Plan.

                                   ARTICLE 11
                                   ----------

                     SALE OF SHARES PURCHASED UNDER THE PLAN

         Each employee may sell at any time all or any portion of the Shares acquired under the Plan and held in the employee's account. Any sale of the Shares and distribution of the proceeds thereof to the employee shall be effected through the broker designated by the Company. The employee shall pay the broker's commission and any other expenses incurred with regard to the sale of the Shares. All such sales of the Shares will be subject to compliance with any applicable federal or state securities, tax or other laws.



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

                                   ARTICLE 12
                                   ----------

                            WITHDRAWAL FROM THE PLAN

         An employee may terminate participation in the Plan effective as of the first business day of any pay period by delivering a written notice of withdrawal to the Company at least 30 days prior to such date. In the event an employee terminates participation in the Plan, such employee may not recommence participation in the Plan for a period of 90 days from the date of such termination. Upon termination of participation by an employee, the employee may elect to (i) receive a certificate for the whole Shares held in the employee's account and a check for any fractional Shares or (ii) instruct the broker to sell the Shares held in the employee's account and distribute the proceeds of the sale, less brokerage commissions, fees and expenses, to the employee.

                                   ARTICLE 13
                                   ----------

                            NO TRANSFER OR ASSIGNMENT

         An employee's right to purchase Shares under the Plan through employee payroll deductions and Company matching contributions are the employee's alone and may not be exercised by, or transferred or assigned to, any other person.

                                   ARTICLE 14
                                   ----------

                         TERMINATION OF EMPLOYEE RIGHTS

         An employee will be deemed to have withdrawn from the Plan, and all of the employee's rights under the Plan (other than rights to acquire or dispose of the Shares held in the employee's account in accordance with the final sentence of Article 12 hereof) will terminate, when the employee ceases to be employed by the Company or its subsidiaries due to disability, retirement, resignation, death (subject to Article 15 below), termination with or without cause or any other reason. In such event, all of the employee's payroll deductions that have not been transferred to the broker for the purchase of Shares will be refunded to the employee. If an employee's payroll deductions are interrupted by any legal process, the employee will be deemed to have withdrawn from the Plan as of the day the interruption occurs.

                                   ARTICLE 15
                                   ----------

                             BENEFICIARY DESIGNATION

         An employee may designate a beneficiary to receive the Shares held in the employee's account by completing a beneficiary designation form approved by the Company and delivering the completed designation form to the Human Resources Department of the Company. The person who is the employee's named beneficiary at the time of his or her death shall be entitled to receive such Shares after the death of the employee. The employee may from time to time revoke or change his or her beneficiary without the consent of any prior beneficiary by filing a new designation with the



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

Human Resources Department of the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the employee's death, and in no event shall any designation be effective as of a date prior to such receipt. If the Company is in doubt as to the right of any person to receive the Shares held in the employee's account, the Company may refuse to recognize such beneficiary designation, without liability for any lost profits, damages or dividends thereon, until the Company determines the person entitled to receive such Shares, which determination shall be final and conclusive.

                                   ARTICLE 16
                                   ----------

                      TERMINATION AND AMENDMENT TO THE PLAN

         The Plan may be amended, modified or terminated at any time by the Company's Board of Directors. Upon any termination of the Plan, all payroll deductions not used to purchase Shares will be refunded.

                                   ARTICLE 17
                                   ----------

                                  UNFUNDED PLAN

         The Plan, insofar as it provides for Company contributions, is not required to be funded, and the Company shall not be required to segregate any assets that may at any time be represented by such contributions under this Plan.

                                   ARTICLE 18
                                   ----------

                                  MISCELLANEOUS

         Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or its subsidiaries, or in any way affect any right and power of the Company or its subsidiaries to terminate the employment of any employee at any time with or without assigning a reason therefor. The Plan shall be binding on all successors and permitted assigns of an employee, including, but not limited to, the estate of the employee and the executor, administrator or trustee of such estate, and the guardians or legal representative of the employee. The validity, construction and effect of the Plan and any actions taken or related to the Plan shall be determined in accordance with the laws of the Commonwealth of Virginia and applicable federal law.

                                   ARTICLE 19
                                   ----------

                                 EFFECTIVE DATE

         The Plan shall be effective as of April 1, 2000.




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